Exhibit 99.1

Tremor Video Reports Second Quarter 2014 Financial Results

Q2 2014 record revenue as growth tops 23%

  Revenue for the three months ended June 30, 2014 grew 23.2% year-over-year to a record $43.7 million
  Revenue for the six months ended June 30, 2014 grew 30.4% year-over-year to $78.6 million
  Net loss of ($5.4) million; Non-GAAP Adjusted EBITDA of ($2.3) million
  Net loss per share of ($0.11); Non-GAAP Adjusted EBITDA per share of ($0.05)

NEW YORK--(BUSINESS WIRE)--August 6, 2014--Tremor Video, Inc. (NYSE:TRMR), an advertising technology company elevating brand performance across all screens for the world’s leading brands and publishers, today announced financial results for the second quarter 2014.

“Our second quarter results included record revenues as we continued to grow our business while increasing our investment in technology,” said Bill Day, President and CEO of Tremor Video. “Our all screen product is gaining traction rapidly, with the number of advertisers using the product increasing steadily since its introduction at the beginning of the quarter. We’re looking to continue this momentum as we launch our SSP and move closer to our complete programmatic solution for brand advertisers and premium publishers.”

Q2 & YTD 2014 Financial Summary

Revenue: For the three months ended June 30, 2014, revenue was a record $43.7 million compared to $35.5 million for the three months ended June 30, 2013, representing a 23.2% increase over the same period one year ago.

For the six months ended June 30, 2014, revenue was $78.6 million compared to $60.2 million for the six months ended June 30, 2013, representing a 30.4% increase over the same period one year ago.

Gross Margin: For the three months ended June 30, 2014, gross margin was 33.9% compared to 46.5% for the same period one year ago.

For the six months ended June 30, 2014, gross margin was 34.0% compared to 45.5% for the same period one year ago.

Net Loss: For the three months ended June 30, 2014, net loss was ($5.4) million compared to a net loss of ($0.3) million for the same period one year ago.

For the six months ended June 30, 2014, net loss was ($12.6) million compared to a net loss of ($5.4) million for the same period one year ago.

Adjusted EBITDA: For the three months ended June 30, 2014, Adjusted EBITDA, a non-GAAP financial measure, was ($2.3) million compared to Adjusted EBITDA of $2.0 million for the same period one year ago.

For the six months ended June 30, 2014, Adjusted EBITDA, a non-GAAP financial measure, was ($6.9) million compared to Adjusted EBITDA of ($0.8) million for the same period one year ago.

EPS: For the three months ended June 30, 2014, basic and diluted net loss per share was ($0.11). Non-GAAP basic and diluted Adjusted EBITDA per share was ($0.05). Basic and diluted net loss per share and Non-GAAP basic and diluted Adjusted EBITDA per share are based on 50.4 million weighted average shares of common stock for the three months ended June 30, 2014.

For the six months ended June 30, 2014, basic and diluted net loss per share was ($0.25). Non-GAAP basic and diluted Adjusted EBITDA per share was ($0.14). Basic and diluted net loss per share and Non-GAAP basic and diluted Adjusted EBITDA per share are based on 50.4 million weighted average shares of common stock for the six months ended June 30, 2014.

A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying tables entitled “Reconciliation of Non-GAAP Financial Information” and “Reconciliation of Non-GAAP Financial Information-Per Share.”

Business & Financial Highlights

As a percentage of total revenue, revenue attributable to performance-based pricing for the three months ended June 30, 2014 was 27% compared to 34% for the same period one year ago and for the six months ended June 30, 2014 was 25% compared to 35% for the same period one year ago.

As a percentage of total revenue, revenue attributable to our all-screen product for the three months ended June 30, 2014 was 21%. Our all-screen product, which we introduced during the second quarter, optimizes delivery of video ad campaigns across screens, eliminating the need for advertisers to allocate campaign budgets to a specific device.

Guidance

Based on information available as of August 6, 2014, the Company expects the following:

Q3 2014: Third quarter revenue is expected to be in the range of $39 million to $41 million and Adjusted EBITDA is expected to be in the range of ($4.0) million to ($3.0) million.

Full Year 2014: Full year 2014 revenue is expected to be in the range of $158 million to $163 million and Adjusted EBITDA is expected to be in the range of ($11.0) million to ($8.0) million.

Q2 2014 Financial Results Conference Call: Tremor Video will host a conference call today at 4:30 p.m. ET to discuss its second quarter financial results with the investment community. A live webcast of the event will be available on the Tremor Video Investor Relations website at http://investor.tremorvideo.com. A live domestic dial-in is available at (877)407-9039 or internationally at (201)689-8470. Until August 20, 2014, a domestic replay will be available at (877)870-5176 or internationally at (858)384-5517, using passcode 13586367, and via webcast on the Tremor Video Investor Relations website.

About Tremor Video

Tremor Video (NYSE: TRMR) is transforming the video advertising experience across all screens for the world’s leading brands. Our proprietary technology, VideoHub®, offers advertisers and publishers a complete programmatic solution to reach and engage consumers while providing new insights into what drives the success of brand advertising performance across multiple devices. Tremor Video is based in New York with offices throughout the US and across the globe. For more information, visit tremorvideo.com and find Tremor Video on Twitter, Facebook and LinkedIn.

"Safe harbor" Statement:

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements related to Tremor Video’s future financial results or growth potential, including third quarter 2014 and 2014 full year financial guidance, and statements with respect to future revenue mix or the development or adoption of the company’s solutions. Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s limited operating history and the continuing development of its business model; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new advertisers and increase spend from existing advertisers; the company’s ability to attract advertising spend from TV media buyers; adoption of brand-centric metrics, advanced ad formats and performance-based pricing models by advertisers; the company’s ability to effectively deliver video ad campaigns with demo guarantees; a delay in, or failure of advertisers or publishers to adopt, the company’s programmatic solutions; adoption of the company’s all-screen buying solution by advertisers; the company’s ability to acquire an adequate supply of premium video advertising inventory from publishers on terms that are favorable to it; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect and use data to deliver video ads; the effect of regulatory developments and industry standards regarding internet privacy and other matters; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement, securities litigation and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in Tremor Video’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013 filed with the U.S. Securities and Exchange Commission on March 28, 2014, its Quarterly Report on Form 10-Q for the three months ended March 31, 2014 filed with the U.S. Securities and Exchange Commission on May 15, 2014, and future filings and reports by the company, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events. Investors are cautioned not to place undue reliance on any forward-looking statements. Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, Tremor Video disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Tremor Video reports Adjusted EBITDA and basic and diluted Adjusted EBITDA per share which are non-GAAP financial measures. We define Adjusted EBITDA as net loss plus (minus): interest expense, net and other expense (income), income tax expense, depreciation and amortization expense, non-cash stock-based compensation expense, non-cash stock-based long-term incentive compensation, and litigation costs associated with pending class action securities litigation. We define Adjusted EBITDA per share as Adjusted EBITDA divided by weighted average common shares outstanding. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release. With respect to our expectations under “Guidance” above, reconciliation of Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Tremor Video, Inc. Consolidated Balance Sheets (in thousands)

	June 30,	December 31,
	2014	2013
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$83,767	$92,691
Accounts receivable, net	49,070	41,458
Prepaid expenses and other current assets	1,778	1,912
Total current assets	134,615	136,061
Long-term assets:
Restricted cash	600	600
Property and equipment, net	4,349	3,388
Intangible assets, net	17,969	20,387
Goodwill	29,719	29,719
Deferred tax assets	189	189
Other assets	252	216
Total long-term assets	53,078	54,499
Total assets	$187,693	$190,560

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$39,246	$32,312
Deferred rent and security deposits payable, short-term	10	14
Deferred revenue	379	271
Deferred tax liabilities, short-term	189	189
Total current liabilities	39,824	32,786
Deferred rent, long-term	745	742
Total liabilities	40,569	33,528
Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	270,455	267,767
Accumulated other comprehensive income	200	195
Accumulated deficit	(123,536)	(110,935)
Total stockholders’ equity	147,124	157,032
Total liabilities and stockholders’ equity	$187,693	$190,560

Tremor Video, Inc. Consolidated Statements of Operations (in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)
Revenue	$43,701	$35,465	$78,570	$60,230
Cost of revenue	28,893	18,971	51,836	32,812
Gross profit	14,808	16,494	26,734	27,418

Operating expenses:
Technology and development(1)	3,982	2,818	8,313	5,515
Sales and marketing(1)	10,906	9,943	20,357	18,786
General and administrative(1)	3,600	2,468	7,313	5,388
Depreciation and amortization	1,643	1,493	3,229	2,995
Total operating expenses	20,131	16,722	39,212	32,684

Loss from operations	(5,323)	(228)	(12,478)	(5,266)

Interest and other (expense) income, net:
Interest expense, net	--	(57)	--	(113)
Other (expense) income, net	(28)	165	(23)	170
Total interest and other (expense) income, net	(28)	108	(23)	57

Loss before income taxes	(5,351)	(120)	(12,501)	(5,209)
Income tax expense	21	153	100	223
Net loss	$(5,372)	$(273)	$(12,601)	$(5,432)

Net loss per share:
Basic and diluted	$(0.11)	$(0.04)	$(0.25)	$(0.70)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	50,403,168	7,760,494	50,350,749	7,744,943

(1) Stock-based compensation expense included above:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)
Technology and development	$220	$134	$414	$249
Sales and marketing	362	287	721	566
General and administrative	557	341	971	686
Total stock-based compensation expense	$1,139	$762	$2,106	$1,501

Tremor Video, Inc. Reconciliation of Non-GAAP Financial Information (in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)
Net loss	$(5,372)	$(273)	$(12,601)	$(5,432)
Adjustments:
Depreciation and amortization expense	1,643	1,493	3,229	2,995
Stock-based compensation expense	1,139	762	2,106	1,501
Stock-based long-term incentive compensation	154	--	114	--
Interest and other expense (income), net	28	(108)	23	(57)
Income tax expense	21	153	100	223
Litigation costs	78	--	147	--
Total net adjustments	3,063	2,300	5,719	4,662
Adjusted EBITDA	$(2,309)	$2,027	$(6,882)	$(770)

Tremor Video, Inc. Reconciliation of Non-GAAP Financial Information-Per Share

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)
Net loss	$(0.11)	$(0.04)	$(0.25)	$(0.70)
Adjustments:
Depreciation and amortization expense	0.03	0.19	0.06	0.39
Stock-based compensation expense	0.02	0.10	0.04	0.19
Stock-based long-term incentive compensation	0.01	--	--	--
Interest and other expense (income), net	--	(0.01)	--	(0.01)
Income tax expense	--	0.02	--	0.03
Litigation costs	--	--	0.01	--
Total net adjustments	0.06	0.30	0.11	0.60
Adjusted EBITDA per share - basic	$(0.05)	$0.26	$(0.14)	$(0.10)

Weighted-average number of shares of common stock outstanding:
Basic	50,403,168	7,760,494	50,350,749	7,744,943

Adjusted EBITDA per share – diluted	$(0.05)	$0.05	$(0.14)	$(0.10)

Weighted-average number of shares of common stock outstanding:
Diluted	50,403,168	44,598,832	50,350,749	7,744,943

Tremor Video, Inc. Consolidated Statements of Cash Flows (in thousands)

	Six Months Ended
	June 30,
	2014	2013
	(unaudited)

Cash flows from operating activities:
Net loss	$(12,601)	$(5,432)
Adjustments required to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation of property and equipment	811	557
Amortization of intangible assets	2,418	2,438
Bad debt (recovery) expense	(5)	30
Mark-to-market income	--	(177)
Contingent stock grant to third party vendor	24	--
Stock-based compensation expense	2,106	1,501
Stock-based long-term incentive compensation	114	--
Net changes in operating assets and liabilities:
Increase in accounts receivable	(7,572)	(3,232)
Decrease (increase) in prepaid expenses and other long-term assets	98	(1,402)
Increase in accounts payable and accrued expenses	6,741	6,029
(Decrease) increase in deferred rent and security deposits payable	(1)	80
Increase (decrease) in deferred revenue	108	(21)
Net cash (used in) provided by operating activities	(7,759)	371

Cash flows from investing activities:
Purchase of property and equipment	(1,772)	(1,404)
Changes in restricted cash	--	621
Net cash used in investing activities	(1,772)	(783)

Cash flows from financing activities:
Proceeds from the exercise of stock options	582	173
Net cash provided by financing activities	582	173

Net decrease in cash and cash equivalents	(8,949)	(239)

Effect of exchange rate changes in cash and cash equivalents	25	(150)

Cash and cash equivalents at beginning of period	92,691	32,533
Cash and cash equivalents at end of period	$83,767	$32,144

Supplemental disclosure of cash flow activities:
Cash paid for income taxes	$--	$224
Cash paid for interest expense	$--	$113

CONTACT:
Tremor Video, Inc.
Investor Relations:
Andrew Posen
Senior Director Investor Relations
212-792-2315
IR@TremorVideo.com
or
Public Relations:
Tremor Video Corporate Communications
Billy Kenny, 646-421-6217
BKenny@TremorVideo.com